                                                                     Exhibit 3.2

                                       BY-LAWS

                                          OF

                             BINKS MANUFACTURING COMPANY

                    (As Amended and Restated through June 6, 1996)


                                      ARTICLE I

                                       OFFICES

    Section 1. PRINCIPAL OFFICE. The principal office of the Corporation shall be located in the City of Wilmington, County of New Castle and State of Delaware, and the name of the agent therein and in charge thereof, and upon whom legal process against the Corporation may be served (until otherwise determined by the Board of Directors) is the Corporation Trust Company of America.

    Section 2. OTHER OFFICE. Another office of the Corporation, where meetings of the stockholders and directors may be held, shall be, and is hereby, established at the Village of Franklin Park, County of Cook and State of Illinois.

                                      ARTICLE II

                               MEETINGS OF STOCKHOLDERS

    Section 1. ANNUAL MEETING. The annual meeting of stockholders of the Corporation shall be held at the office of the Corporation in Franklin Park, Illinois, at the hour of 10:00 o'clock A.M., on the last Tuesday of April of each year, if not a legal holiday, and if a legal holiday then on the next succeeding day not a legal holiday, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these By-Laws. If for any reason said annual meeting shall not be held at the time herein provided, the same may be held at any time thereafter, upon notice as hereinafter provided, or the business thereof may be transacted at any special meeting called for that purpose.

    To be properly brought before the meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, no earlier than February 1 and no later than February 25 immediately preceding the annual meeting of stockholders. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

    Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 1, PROVIDED, HOWEVER, that nothing in this Section 1 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

    The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

    Section 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the President or by order of the Board of Directors whenever they deem it necessary. Such special meetings shall be held at the principal office of the Corporation in Franklin Park, Illinois, or such place as may be designated in the call, and the business of such special meeting shall be confined to the objects stated in the notice thereof.

    Section 3. NOTICE OF MEETINGS. Notice of the time and place of the annual, and of any special, meeting of the stockholders shall be given by the Secretary to each of the stockholders entitled to vote at such meeting by posting same in a postage prepaid letter, addressed to each such stockholder at the address left with the Secretary of the Corporation, or at his last known address, or by delivering the same personally, at least ten days prior to such meeting. The notice of a special meeting shall also set forth the objects of the meeting. All or any of the stockholders may waive notice of the annual or any special meeting, and the presence of a stockholder at any meeting, in person or by proxy, shall be deemed a waiver of notice thereof by him. Meetings of the stockholders may be held at any time and place and for any purpose, without notice, when all of the stockholders entitled to vote at such meeting are present in person or by proxy, or when all of such stockholders waive notice and consent to the holding of such meeting.

    It shall be the duty of the officer who shall have charge of the stock ledger of the Corporation to prepare and make, at least ten days before every stockholders' meeting for the election of directors, a complete list of stockholders entitled to vote thereat, arranged in alphabetical order. Such list shall be open at the place where said election is to be held for said ten days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

    Section 4. VOTING AT STOCKHOLDERS' MEETINGS. At all meetings of the stockholders, each holder of stock entitled to be voted at such meeting shall be entitled to one vote for each such share of capital stock standing registered in his name at the time of the closing of the transfer books for said meeting, or if such transfer books shall not have been closed for such meeting, then for each such share of stock standing registered in his name at such date, if any, as the Board of Directors shall have fixed in advance as hereinafter provided, as a record for the determination of the stockholders entitled to notice of and to vote at such meeting, or in case the transfer books shall not have been closed for such meeting and no such record date shall have been fixed in advance by the Board of Directors, then for each such share of stock standing registered in his name at the time of the meeting; provided, however, that except where the transfer books of the Corporation shall have been closed, or a date shall have been fixed as a record date for the determination of the stockholders entitled to vote, as hereinafter provided, no share of stock shall be voted on at any election of directors which shall have been transferred on the books of the Corporation within twenty days next preceding such election of directors. Such vote may be given personally or by proxy authorized in writing. Only the persons in whose names shares of stock shall stand on the books of the Corporation at the time aforesaid shall be entitled to vote in person or by proxy upon the shares of stock standing in their names. No proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period.

    Section 5. QUORUM. The holders for the time being of a majority of the total number of shares of stock issued and outstanding, and for the time being entitled to be voted at any meeting, represented in person or by proxy, shall constitute a quorum for the transaction of business, unless the representation of a larger number shall be required by law. In the absence of a quorum, the stockholders attending or represented at the time and place at which a meeting shall have been called may adjourn the meeting from time to time until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted by a quorum of the stockholders at the meeting as originally convened.

    Section 6. PRESIDING OFFICER AND SECRETARY. The President shall call meetings of the stockholders to order and shall act as Chairman of such meetings. The Board of Directors may appoint any stockholder to act as Chairman at any meeting in the absence of the President and Vice President, and in default of any appointment by the Board of Directors of a Chairman, the stockholders may elect a Chairman to preside at the meeting. The Secretary, or an Assistant Secretary, of the Corporation shall act as Secretary at all meetings of the stockholders, but in their absence the stockholders or presiding officers may appoint any person to act as Secretary of the meeting.

                                     ARTICLE III

                                  BOARD OF DIRECTORS

    Section 1. ELECTION, QUALIFICATION AND FILLING OF VACANCIES. The property and business of the Corporation shall be managed and controlled by a Board of Directors. A director of the Corporation need not be a stockholder thereof. The Board of Directors shall consist of nine (9) directors. Such number may be increased or decreased to such number as shall hereafter be fixed from time to time by amendment of these By-Laws, provided the number of directors shall never be less than three.

    Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations for the election of directors may be made by the Board of Directors or by a committee appointed by the Board of Directors, or by any stockholder entitled to vote in the election of directors generally provided that such stockholder has given actual written notice of such stockholder's intent to make such nomination or nominations to the Secretary of the Corporation not later than (a) with respect to an election to be held at an annual meeting of stockholders, no earlier than February 1 and no later than February 25 immediately preceding the annual meeting of stockholders and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the fifteenth day following (i) the date on which notice of such meeting is first given to stockholders or (ii) the date on which public disclosure of such meeting is made, whichever is earlier.

    Each such notice shall set forth: (a) the name and record address of the stockholder who intends to make the nomination and the name, age, business address and resident address of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and stating the number of shares held by such stockholder; (c) a description of all arrangements or understandings involving any stockholder, each such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder or relating to the Corporation or its securities or to such nominee's service as a director if elected; (d) such other information regarding such nominee proposed by such stockholder as would be required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

    The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

    Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy as hereinabove set forth shall hold office until the next election of the class for which such director shall have been chosen, and until his successor shall have been elected and qualified.

    When one or more directors shall resign from the Board effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies; the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as hereinbefore provided with respect to the filling of other vacancies.

    Section 2. PLACE OF MEETING. Any meeting of the Board of Directors may be held at the principal office of the Corporation in Wilmington, Delaware, or at the office of the Corporation in the Village of Franklin Park, Illinois, or at any other place within or without the State of Delaware which may be from time to time established by the By-Laws of the Corporation or by resolution of the Board, or which may be agreed to in writing by all the directors of the Corporation.

    Section 3. REGULAR AND SPECIAL MEETINGS. The regular annual meeting of the Board o Directors shall be held without notice at the same place and immediately following the close of the annual stockholders' meeting in each year for the election of officers and the transaction of such other business as may come before the Board. Other regular meetings of the Board may be held at such times and places, either within or without the State of Delaware, and upon such notice, or without notice, as the Board of Directors may by resolution from time to time determine. Special meetings of the Board shall be held whenever called by the President or any two directors, in writing. Notice of each special meeting of the Board shall be delivered personally to each director, mailed to him or transmitted by telephone, telegraph or facsimile transmission to his residence or usual place of business, at least three days before the meeting or such shorter period before the meeting as the person or persons calling such meeting deem appropriate in the circumstances. Meetings of the Board may be held at any time and place either within or without the State of Delaware, and for any purpose, without notice, when all of the directors are present, or shall waive notice of and consent to the holding of such meeting. All or any of the directors may waive notice of any meeting, and the presence of a director at any meeting of the Board shall be deemed a waiver of notice thereof by him.

    Section 4. QUORUM AND ADJOURNMENT. A majority of the directors in office at a meeting regularly called shall constitute a quorum. In the absence of a quorum, the directors present at the time and place at which a meeting shall have been duly called, may adjourn the meeting from time to time and place to place until a quorum shall be present.

    Section 5. SUBMISSION OF ACTS TO APPROVAL OF STOCKHOLDERS. The Board of Directors, in its discretion, may submit any contract or act for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for that purpose, and any contract or act that shall be approved or ratified by the vote of the holders of a majority of the capital stock of the Corporation, which is represented in person or by proxy at such meeting, provided that a lawful quorum of stockholders be there represented in person or by proxy, shall, unless the approval or ratification of the holders of a larger proportion of the capital stock is required by law, or by the Certificate of Incorporation of the Corporation, be as valid and as binding upon the Corporation and upon all the stockholders as if it had been approved or ratified by every stockholder of the Corporation.

    Section 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) The Corporation shall, to the fullest extent to which it is empowered to do by the General Corporation Law of Delaware or any other applicable laws, as may from time to time be in effect, indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation,) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees,) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Corporation may make advances against any such expenses upon terms determined by the Board of Directors.

         (b) The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this
Section 6, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this Section 6 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section 6. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

         (f)  Persons who are not covered by the foregoing provisions of this
Section 6 and who are or were employees or agents of the Corporation, or are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

         (g) The indemnification provided by this Section 6 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    Section 7. AUDIT COMMITTEE. The directors shall appoint from their number an Audit Committee which shall consist of three (3) Unaffiliated Directors, who shall hold office until their successors are elected, or until they resign. The Audit Committee shall perform the functions designated by the Corporation's Board of Directors. The Audit Committee may make its own rules of procedure and shall meet as and where provided by rules or as designated by its Chairman. The members of the Audit Committee shall select a member as Chairman.

    Section 8. COMPENSATION COMMITTEE. The directors shall appoint a Compensation Committee which shall consist of three (3) Unaffiliated Directors who shall hold office until their successors are elected, or until they resign. The Compensation Committee shall perform the functions designated by the Corporation's Board of Directors. The Compensation Committee may make its own rules of procedure and shall meet as and where provided by rules or as designated by its Chairman. The members of the Compensation Committee shall select a member as Chairman.

    Section 9. EXECUTIVE AND FINANCE COMMITTEE. The directors shall appoint from their number an Executive and Finance Committee which shall consist of five (5) directors who shall hold office until their successors are elected, or until they resign. The Executive and Finance Committee shall perform the functions designated by the Corporation's Board of Directors. The Executive and Finance Committee may make its own rules of procedure and shall meet as and where provided by rules or as designated by its Chairman. The members of the Executive and Finance Committee shall select a member as Chairman.

    Section 10. NOMINATING AND GOVERNANCE COMMITTEE. The directors shall appoint from their number a Nominating and Governance Committee who shall consist of three (3) Unaffiliated Directors, who shall hold office until their successors are elected, or until they resign. The Nominating and Governance Committee shall perform the functions designated by the Corporation's Board of Directors. The Nominating and Governance Committee may make its own rules of procedure and shall meet as and where provided by rules or as designated by its Chairman. The members of the Nominating and Governance Committee shall select a member as Chairman.

    Section 11. UNAFFILIATED DIRECTORS. An Unaffiliated Director is a director that is not a present or former employee of the Corporation or any of its affiliates and does not have any direct or indirect material economic relationships with the Corporation or any of its affiliates other than as a result of customary director's compensation or stock ownership.

                                      ARTICLE IV

                                       OFFICERS

    Section 1. DESIGNATION, TERM AND VACANCIES. The officers of the Corporation shall be a Chairman of the Board, a President and Chief Executive Officer (herein referred to as "President"), one or more Vice Presidents, a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors. The Board of Directors may appoint one or more Assistant Treasurers and one or more Assistant Secretaries and such other officers as may be deemed necessary, who shall have such authority and shall perform such duties as may from time to time be prescribed by the Board. Vacancies occurring among the officers of the Corporation shall be filled by the Board of Directors. Officers selected by the Board shall hold office until the next annual meeting of the directors and until their successors are elected and qualified, provided that any officer may be removed at any time by the affirmative vote of a majority of the whole Board. All other officers, agents, and employees shall hold office during the pleasure of the Board or the officers appointing them. Any number of offices may be held by the same person.

    Section 2. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be chosen from among the directors. He shall preside at all meetings of the Board of Directors. He shall make recommendations to the Board regarding corporation policies and, as requested by the President, furnish advice and counsel to the Corporation. He shall also perform such other duties as may be assigned to him by the Board of Directors.

    Section 3. PRESIDENT. The President shall be chosen from among the directors. He shall preside at all meetings of the stockholders. Subject to the Board of Directors, he shall have general charge of the entire business of the Corporation. He may sign and seal certificates of stock and bonds, contracts or other obligations authorized by the Board, and may, without previous authority of the Board, make such contracts as the ordinary conduct of the Corporation's business requires. He shall have the general superintendence and direction of all of the other officers of the Corporation, and shall have the usual powers and duties vested in the President of a corporation. He shall have the power to select and appoint all necessary officers and servants of the Corporation, except those selected by the Board of Directors, and to remove all such officers and servants, except those selected by the Board of Directors, and make new appointments to fill the vacancies. He may delegate any of his powers to a Vice President of the Corporation. He shall at all times be subject to the Board of Directors.

    Section 4. VICE PRESIDENT. Each Vice President shall have the same powers and duties as the President, in the event of the latter's absence or disability, and also such of said President's powers and duties as the President may from time to time delegate to him. He shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

    Section 5. TREASURER. The Treasurer shall have the custody of such funds and securities of the Corporation as may come to his hands or be committed to his care by the Board of Directors. When necessary or proper he shall endorse on behalf of the Corporation for collection checks, notes or other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositaries as the Board of Directors, or President, may designate. He may sign receipts or vouchers for payments made to the Corporation, and the Board of Directors may require that such receipts or vouchers shall also be signed by some other officer to be designated by them. Whenever required by the Board of Directors he shall render a statement of his accounts and such other statements respecting the affairs of the corporation as may be requested. He shall keep proper and accurate books of account. He shall perform all acts incident to the office of Treasurer, subject to the control of the Board. He shall, with the President, sign all certificates of stock of the Corporation and may affix the seal of the Corporation thereto. In the discretion of the Board of Directors, he may be required to give a bond in such amount and containing such conditions as the Board of Directors may approve, and such bond may be the undertaking of a surety company, and the premium therefor may be paid by the Corporation.

    Section 6. SECRETARY. The Secretary shall be sworn to the faithful discharge of his duty. He shall record the votes and proceedings of the stockholders and the Board of Directors in a book or books kept for that purpose, and shall attend all meetings of the directors and stockholders. He shall keep in safe custody the seal of the Corporation, and when required by the Board of Directors, or when any instrument shall have first been signed by the President or a Vice President duly authorized to sign the same, or when necessary to attest any proceedings of the stockholders or directors, shall affix it to any instrument requiring the same, and shall attest the same with his signature. He shall attend to the giving and serving of notices of meetings. He shall have charge of such books and papers as properly belong to his office or as may be committed to his care by the Board of Directors. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors. In the absence of the Secretary and Assistant Secretary from any meeting of the Board, the proceedings of such meeting shall be recorded by such other person as may be appointed at the meeting for that purpose.

    Section 7. ASSISTANT SECRETARY. Each Assistant Secretary shall be vested with the same powers and duties as the Secretary, and any act may be done or duty performed by an Assistant Secretary with like effect as though done or performed by the Secretary. Each

Assistant Secretary shall have such powers and perform such other duties as may be assigned to him by the Board of Directors.

    Section 8. ASSISTANT TREASURER. Each Assistant Treasurer shall be vested with the same powers and duties as the Treasurer, and any act may be done or duty performed by the Assistant Treasurer with like effect as though done or performed by the Treasurer. Each Assistant Treasurer shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

    Section 9. EXECUTION OF CHECKS, ETC. Checks, drafts, acceptances, bills of exchange and promissory notes of the Corporation shall be signed in such manner as may be from time to time ordered by a resolution of the Board of Directors.

                                      ARTICLE V

                                   SHARES OF STOCK

    Section 1. CERTIFICATES OF STOCK. All certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation of the Corporation, as the same may from time to time be amended, as shall be approved by the Board of Directors, and shall be signed by the President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, and shall not be valid unless so signed. All certificates shall be consecutively numbered, and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation's books. All certificates surrendered shall be cancelled, and no new certificate issued until the former certificate for the same number of shares shall have been surrendered and cancelled, except in cases provided for in Section 4 of this Article.

    Section 2. TRANSFER OF SHARES. Transfers of stock shall be made upon the books of the Corporation by the holder in person or by attorney, upon the surrender and cancellation of the certificate or certificates for such shares. But the Board of Directors may appoint some suitable bank or trust company in the City of Chicago, Illinois, or elsewhere, as transfer agent or registrar of transfers for facilitating transfers by stockholders under such regulations as the Board of Directors may from time to time prescribe. Upon such appointment being made, all stock certificates thereafter issued shall be countersigned by such transfer agent or registrar of transfers, or both, as the case may be, and shall not be valid unless so countersigned.

    The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding forty days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion of exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, said Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date of the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, or to any such allotment or rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

    Section 3. ADDRESS OF STOCKHOLDERS. Every stockholder shall furnish the Secretary with an address to which notices of meetings and all other notices may be served upon or mailed to him, and in default thereof notices may be addressed to him at his last known address or at the office of the Corporation in Franklin Park, Illinois.

    Section 4. LOST AND DESTROYED CERTIFICATES. The Board of Directors may direct that a new certificate or certificates may be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, and the Board of Directors, when authorizing the issuance of such new certificate or certificates, may in their discretion, and as a condition precedent thereto, require the owner of such lost or destroyed certificate or certificates, or his legal representatives to give to the Corporation a bond in such sum as they may direct, as indemnify against any claim that may be made against the Corporation.

    Section 5. REGULATIONS. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

                                      ARTICLE VI

                            DIVIDENDS AND WORKING CAPITAL

    The Board of Directors may declare dividends from the surplus or net earnings of the Corporation. Such dividends may be declared by the Board at any meeting, either regular or special, at which a quorum is present.

                                     ARTICLE VII

                                         SEAL

    The common corporate seal is, and until otherwise ordered and directed by the Board of Directors shall be, an impression upon wax or paper bearing the name of the Corporation and the words "CORPORATE SEAL. DELAWARE." One or more duplicate dies for impressing such seal may be kept and used.

                                     ARTICLE VIII

                                 AMENDMENT TO BY-LAWS

    These By-Laws may be altered, amended or repealed by a vote of a majority of the directors at any regular or special meeting of the Board, provided notice of such proposed alteration, amendment or repeal shall have been included in the notice of such meeting or shall have been waived by all the Directors. These By-Laws may also be altered, amended or repealed in accordance with the provisions of the Certificate of Incorporation of the Corporation at any annual meeting of the stockholders, or at any special meeting of the stockholders, provided notice of the proposed alteration, amendment or repeal shall have been included in the notice of such special meeting or shall have been waived by all the stockholders.